AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT, dated as December 31, 1996, between ZYGO CORPORATION, a Delaware corporation with an office at Laurel Brook Road, Middlefield, Connecticut 06455 (the "Company"), and PAUL F. FORMAN, residing at 15 Flying Point Road, Stony Creek, Connecticut 06405 ("Forman").

                              W I T N E S S E T H:

     WHEREAS, the Company and Forman are parties to that certain Services Agreement, dated as of August 26, 1993 (the "1993 Services Agreement"); and,

     WHEREAS, the parties hereto desire to amend the 1993 Services Agreement, as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 3 of the 1993 Services Agreement is hereby amended by deleting the date "June 30, 1999" and substituting therefor the date "September 30, 1999".

     2. Section 4(c) of the 1993 Services Agreement is hereby amended by deleting subsections (iv) and (v) thereof in their entirety and substituting therefor the following:

         "(iv) During each of the fourth and fifth years of the Consulting
               Period (i.e., July 1, 1997 through June 30, 1998 and July 1, 1998 through June 30, 1999), an amount equal to the sum of (x) 20% of the Base Amount plus (y) $20,000 (as a Stipend); and

          "(v) During the last three months of the Consulting Period (i.e., July
               1, 1999 through September 30, 1999), an amount equal to 5% of the Base Amount."

     3. Section 9(b) of the 1993 Services Agreement is hereby amended by deleting the last sentence of the first paragraph thereof in its entirety and substituting therefor the following:

     "Notwithstanding anything to the contrary contained herein, Forman shall not be required to render in excess of 32 hours, 24 hours, 16 hours, 8 hours, 8 hours and 8 hours per week (on the basis of a 45 week/year) of consulting services hereunder

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during the first, second, third, fourth, fifth and three-month period of the sixth years, respectively, of the Consulting Period."

     4. From and after the execution of this Amendment Agreement, all references
(x) in the 1993 Services Agreement to "this Agreement" and (y) in the Non-Competition Agreement, dated as of August 26, 1993 (the "1993
Non-Competition Agreement"), between the Company and Forman, to "the Services Agreement", shall refer to the 1993 Services Agreement as amended hereby.

     5. Except as expressly amended hereby, all provisions of the 1993 Services Agreement and 1993 Non-Competition Agreement are and shall remain in full force and effect.

     6. This Amendment Agreement shall be governed by the laws of the State of Connecticut applicable to agreements made and to be performed therein and both parties agree to submit to the jurisdiction of the laws of Connecticut.

     7. This Amendment Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date and year first above written.


                                          ZYGO CORPORATION


                                          By: /s/ GARY K. WILLIS
                                              ---------------------------
                                                  Gary K. Willis


                                              /s/ PAUL F. FORMAN
                                              ------------------------------
                                                  Paul F. Forman